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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FPA Medical Management, Inc. on Form S-4 of our report dated March 21, 1997, appearing in the Annual Report on Form 10-K/A of FPA Medical Management, Inc. for the year ended December 31, 1996, our report dated May 2, 1997, appearing in the Current Report on Form 8-K/A of FPA Medical Management, Inc. dated March
17, 1997, our report dated May 2, 1997, appearing in the Current Report on Form 8-K/A of FPA Medical Management, Inc. dated July 31, 1997, and our report dated May 2, 1997 (except for the 1997 poolings of interests as described in paragraphs 5 through 7 of note 1, for which the date is December 8, 1997), appearing in the Current Report on Form 8-K of FPA Medical Management, Inc. dated December 9, 1997.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
February 9, 1998